UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

BLUE STAR FOODS CORP.

(Name of Registrant as Specified in Its Charter)

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BLUE STAR FOODS CORP.

3000 NW 109th Avenue

Miami, Florida 33032

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDER HOLDING

A MAJORITY OF THE VOTING POWER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Holders of Common Stock of Blue Star Foods Corp.:

This Information Statement is being furnished to the stockholders of Blue Star Foods Corp., a Delaware corporation (the “Company”), in connection with action taken by written consent of the holder of a majority of the outstanding voting power of the Company as of January 30, 2026 (the “Record Date”).

On January 28, 2026, the Board of Directors approved and declared advisable an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of not less than one-for-one hundred (1:100) and not greater than one-for-ten thousand (1:10,000), with the exact ratio to be determined by the Board of Directors in its sole discretion (the “Reverse Stock Split”).

On January 28, 2026, the holder of approximately 51.17% of the outstanding voting power approved the Reverse Stock Split by written consent pursuant to Section 228 of the Delaware General Corporation Law.

The Reverse Stock Split will not become effective until at least twenty (20) calendar days after the mailing of this Definitive Information Statement to stockholders.

By Order of the Board of Directors,

/s/ John Keeler
John Keeler
Executive Chairman and Chief Executive Officer

BLUE STAR FOODS CORP.

3000 NW 109th Avenue

Miami, Florida 33032

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about March 17, 2026 to stockholders of record as of the Record Date.

No meeting of stockholders will be held. No proxies are being solicited. The corporate action described herein has already been approved by the holder of a majority of the outstanding voting power of the Company.

PURPOSE OF THE REVERSE STOCK SPLIT

The Board of Directors believes that the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders.

The Board believes that approving a range of exchange ratios, rather than a fixed ratio, provides flexibility to implement the Reverse Stock Split at a ratio within the approved range that the Board determines to be appropriate based on then-existing conditions.

The Company believes that the Reverse Stock Split may make its Common Stock more attractive to a broader range of investors, as the current market price of the Common Stock may discourage certain institutional investors, professional investors, and other members of the investing public from purchasing the Common Stock. Brokerage commissions on low-priced stocks may represent a higher percentage of the stock price than commissions on higher-priced securities. The Company believes that increasing the per-share price through a Reverse Stock Split may enhance investor perception and potentially improve trading liquidity.

Reducing the number of outstanding shares is intended, absent other factors, to increase the per share market price of the Common Stock. However, there can be no assurance that the Reverse Stock Split will achieve the intended benefits described herein or that any increase in market price will be sustained.

The total market capitalization of the Company after the Reverse Stock Split may be lower than before the Reverse Stock Split.

FACTORS TO BE CONSIDERED BY THE BOARD

In determining whether to implement the Reverse Stock Split and in selecting a ratio within the approved range of 1-for-100 to 1-for-10,000, the Board expects to consider, among other things:

●	Historical and current trading prices and trading volume
●	General market and economic conditions
●	The Company’s financial condition and business prospects
●	The anticipated impact on trading liquidity
●	The number of shares outstanding
●	The potential increase in odd-lot holdings
●	The Company’s capital structure and anticipated capital needs
●	Trading prices of comparable companies
●	Any other factors deemed relevant at the time

The Board reserves the right to abandon the Reverse Stock Split at any time prior to filing the Certificate of Amendment if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

FRACTIONAL SHARES

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders otherwise entitled to receive fractional shares will receive a number of shares rounded up to the nearest whole share. No cash will be paid in lieu of fractional shares.

OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

Upon effectiveness of the Reverse Stock Split:

●	The number of shares issuable upon exercise or conversion of outstanding options, warrants, and convertible securities will be proportionately reduced based on the final ratio selected by the Board.
●	The exercise or conversion price will be proportionately increased.
●	Fractional shares will be rounded up.

ACCOUNTING MATTERS

The par value of the Common Stock will remain unchanged.

Stated capital will be reduced proportionately based on the selected exchange ratio, and additional paid-in capital will be credited accordingly.

Net income or loss per share and net book value per share will increase due to the reduced number of outstanding shares.

No other material accounting consequences are anticipated.

OTHER EFFECTS ON OUTSTANDING SHARES

The rights and preferences of the Common Stock will not change as a result of the Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning odd-lots. Brokerage commissions and transaction costs for odd-lots are generally higher than for round-lot trades.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. stockholders.

No gain or loss should be recognized upon the exchange (or deemed exchange) of shares pursuant to the Reverse Stock Split.

The aggregate tax basis and holding period of the shares received should equal the aggregate tax basis and holding period of the shares exchanged.

Stockholders should consult their own tax advisors regarding their specific circumstances.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT

As soon as practicable after the effective time, stockholders will be notified that the Reverse Stock Split has been effected.

Certificates representing shares prior to the Reverse Stock Split will thereafter represent the adjusted number of shares resulting from the Reverse Stock Split.

If certificates are exchanged, VStock Transfer LLC is expected to act as exchange agent.

Stockholders should not submit certificates until instructed to do so.

VOTE REQUIRED

Approval of the Reverse Stock Split required the affirmative vote of holders of a majority of the outstanding voting power of the Company.

The Reverse Stock Split was approved on January 28, 2026 by the holder of approximately 51.17% of the outstanding voting power through written consent pursuant to Section 228 of the Delaware General Corporation Law.

No further stockholder approval is required.

NO APPRAISAL RIGHTS

Stockholders are not entitled to appraisal or dissenters’ rights under Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date regarding the beneficial ownership of our common stock by (i) each person known to us to own beneficially more than 5% of our outstanding common stock, (ii) each of our directors and named executive officers, and (iii) all current directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares beneficially

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Beneficial Ownership
John Keeler	2,048,494	(1)	51.2%
Jeffrey Guzy	1,448,181	(2)	1.0
Nubar Herian	484,513	(3)	*
Timothy McLellan	965,689	(3)	*
Trond Ringstad	965,694	(3)	*
All current directors and executive officers as a group (5 persons)	5,912,571		53.7%

* Less than 1%

(1)	1,550,000 preferred shares are outstanding with 100 votes per share; 498,476 of such common shares are held with Mr. Keeler’s wife as tenants in the entirety and are subject to the terms of a lock-up agreement pursuant to which Mr. Keeler may not sell more than one-third of the common stock held by him in any two-month period. Includes 18 shares underlying a stock option which are exercisable within 60 days.

(2)	Includes 18 shares underlying stock options exercisable within 60 days.

(3)	Includes 18 shares underlying stock options which are exercisable within 60 days.

FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements, including statements regarding the timing and potential uses of additional authorized shares. These statements are based on current expectations and involve risks and uncertainties. Actual results may differ materially. Factors that could cause actual results to differ include, among others, market conditions, our capital needs, regulatory approvals, and risks described in our filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may obtain these documents free of charge at the SEC’s website at www.sec.gov and on our investor relations website at ir.bluestarfoods.com. Copies of this Information Statement and our filings will be made available upon written request to Blue Star Foods Corp., 3000 NW 109th Ave., Miami, FL 33032.

Exhibit 1

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

OF BLUE STAR FOODS CORP.

Adopted on: January 28, 2026

We, the undersigned, being all of the members of the Board of Directors (the “Board of Directors”) of Blue Star Foods Corp., a Delaware corporation (the “Company”), do hereby consent that when all of the undersigned have executed this unanimous written consent (this “Consent”) or a counterpart thereof, such counterparts when taken together shall constitute one instrument, and the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as if adopted by the Board of Directors at a meeting duly called and held for purposes of acting upon proposals to adopt such resolutions.

WHEREAS, the Board of Directors has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio of not less than one-for-one hundred (1:100) and not greater than one-for-ten thousand (1:10,000), with such reverse stock split to be effected at such time as determined by the Board in its sole discretion;

NOW, THEREFORE, BE IT RESOLVED, that:

1.	Approval of Reverse Stock Split.

The Board hereby approves, adopts, and declares advisable an amendment to the Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding Common Stock, par value $0.0001 per share, at a ratio of not less than one-for-one hundred (1:100) and not greater than one-for-ten thousand (1:10,000) (the “Reverse Stock Split”).

2.	Board Discretion.

The Reverse Stock Split shall be effected, if at all, at such time as determined by the Board in its sole discretion. The Board reserves the right to abandon the Reverse Stock Split at any time prior to the filing of the Certificate of Amendment if it determines that effecting the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

3.	Fractional Shares.

No fractional shares shall be issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split shall be rounded up to the nearest whole share.

4.	Submission to Stockholders.

The appropriate officers of the Company are hereby authorized and directed to submit the proposed amendment to the stockholders of the Company for approval in accordance with Section 242 of the Delaware General Corporation Law.

5.	Filing of Certificate of Amendment.

Upon stockholder approval, the officers of the Company are authorized and directed to execute, acknowledge, and file a Certificate of Amendment with the Secretary of State of the State of Delaware and to take any and all further actions as may be necessary, appropriate, or advisable to carry out the intent and purposes of the foregoing resolutions, including compliance with the Securities Exchange Act of 1934 and the rules promulgated thereunder.

FURTHER RESOLVED, that this Consent may be executed in one or more counterparts, including by electronic signature, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

RESOLVED, that the Board hereby confirms that these resolutions have been duly adopted in accordance with the Company’s Bylaws and the laws of the State of Delaware and shall remain in full force and effect unless modified or rescinded.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of the date first written above.

John Keeler

Nubar Herian

Jeffrey J. Guzy

Timothy McLellan

Trond Ringstad

Exhibit 2

WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER

OF BLUE STAR FOODS CORP.

(a Delaware corporation)

The undersigned, being the holder of more than fifty percent (50%) of the outstanding voting power of Blue Star Foods Corp., a Delaware corporation (the “Corporation”), acting pursuant to Section 228 of the Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation and Bylaws of the Corporation, hereby adopts the following resolutions by written consent in lieu of a meeting:

RESOLUTIONS

WHEREAS, the Board of Directors of the Corporation has approved, adopted, and declared advisable an amendment to the Amended and Restated Certificate of Incorporation of the Corporation to effect a reverse stock split of the Corporation’s issued and outstanding Common Stock at a ratio of not less than one-for-one hundred (1:100) and not greater than one-for-ten thousand (1:10,000);

NOW, THEREFORE, BE IT RESOLVED, that:

1.	Approval of Reverse Stock Split.

The undersigned, being the holder of a majority of the outstanding voting power of the Corporation, hereby approves the amendment to the Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Corporation’s issued and outstanding Common Stock, par value $0.0001 per share, at a ratio of not less than one-for-one hundred (1:100) and not greater than one-for-ten thousand (1:10,000).

2.	Board Authority.

The Reverse Stock Split shall be effected at such time as determined by the Board of Directors in its sole discretion, and the Board may abandon the Reverse Stock Split at any time prior to filing the Certificate of Amendment.

3.	Authorization of Officers.

The officers of the Corporation are hereby authorized and directed to prepare, execute, and file a Certificate of Amendment with the Secretary of State of the State of Delaware and to take all such further actions as they may deem necessary or appropriate to carry out the intent and purposes of the foregoing resolutions, including compliance with applicable federal securities laws.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of January 28, 2026.

Name:	John Keeler
Number of Shares Held: 2,048,489